UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2006

                          Wellstar International, Inc.
               (Exact name of registrant as specified in charter)



            Nevada                      333-130295               20-1834908
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
 Incorporation or Organization)                              Identification No.)

                                6911 Pilliod Road
                               Holland, Ohio 43528
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (419) 865-0069

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On October 31, 2006, Wellstar International, Inc. ("Wellstar" or the "Company") entered into a Securities Purchase Agreement with AJW Partners, LLC
("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) 8% secured convertible notes in an aggregate principal amount of $400,000 (the "Notes"); and (ii) warrants to purchase 4,000,000 shares of the Company's common stock (the "Warrants")(Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers"). Net proceeds of $392,500 were disbursed to the Company upon closing.

The Notes bear interest at the rate of 8% per annum. Interest is payable monthly, unless the Company's common stock is greater than $0.0775 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The Notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at the lesser of (i) $0.12 or (ii) a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term "Initial Market Price" means the volume weighted average price of the common stock for the five trading days immediately preceding the closing which was $0.069. The Notes contain a call option whereby, if the Company's stock price is below $0.15, the Company may prepay the outstanding principal amount of the Notes, subject to the conditions set forth in the call option. The Notes also contain a partial call option whereby, if the Company's stock price is below $0.09, the Company may prepay a portion of the outstanding principal amount of the Note, subject to the conditions set forth in the partial call option.

The full principal amount of Notes are due upon a default under the terms of the secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 60 days of closing, which will include the common stock underlying the Notes and the Warrants.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the Warrants on a cashless basis, then the Company will not receive any proceeds. Upon an issuance of shares of common stock below the market price, the exercise price of the Warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the Notes and the exercise price of the Warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the Company and their investment, the Purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.


Item 2.03 Creation of a Direct Financial Obligation.

     See Item 1.01 above.

Item 2.04 Triggering Events That Accelerate of Increase a Direct Financial Obligation.

On December 1, 2006, the Company received a notice of default in connection with the secured promissory note issued to Micro Health Systems, Inc. on January 31, 2006 as part of the purchase price for the assets of Micro Health Systems (the "MHS Note"). The MHS note is secured by 1,500,000 shares of the Company's common stock. The MHS Note currently has an outstanding principal balance and accrued interest as of the first maturity date of June 21, 2006 of $207,891.20. The default notice states that the pledged shares will be released from escrow if the outstanding principal balance and accrued interest is not paid within ten days from receipt of the default notice.

Item 3.02 Unregistered Sales of Equity Securities.

     See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number                Description
--------------------------------------------------------------------------------
10.1 Securities Purchase Agreement, dated November 30, 2006, by and among Wellstar International, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.
10.2    Form of Callable Secured Convertible Note
10.3    Form of Stock Purchase Warrant
10.4    Registration Rights Agreement
10.5    Security Agreement
10.6    Intellectual Property Security Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WELLSTAR INTERNATIONAL, INC.



Date: December 6, 2006            By: /s/ John Antonio
                                  ---------------------
                                  Name: John Antonio
                                  President and Chief Executive Officer,